PRELIMINARY COPIES

                                   PROXY CARD

                             POLYVISION CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Steven S. Elbaum, Michael H. Dunn and Gary L. Edwards, and each of them, as proxies, with full power of substitution, and authorizes them, and each of them, to vote and act with respect to all shares of common stock of POLYVISION CORPORATION which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on __________ __, 2001, at the offices of Greenberg Traurig, LLP, The MetLife Building, 200 Park Avenue, 15th Floor, New York, New York at 10:00 a.m. local time.

The Board of Directors, upon the recommendation of a special committee of independent directors, recommends a vote FOR the following proposal:

         TO ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AUGUST 24, 2001, AMONG STEELCASE INC., PV ACQUISITION, INC. AND POLYVISION CORPORATION. UNDER THE MERGER AGREEMENT, EACH OUTSTANDING SHARE
         OF POLYVISION COMMON STOCK WILL BE AUTOMATICALLY CONVERTED INTO THE RIGHT TO RECEIVE $2.25 IN CASH, WITHOUT INTEREST.

          [   ] FOR               [   ] AGAINST               [   ] ABSTAIN

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.

THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE

THE PROXIES SHALL VOTE SUCH SHARES AS SPECIFIED IN THIS PROXY CARD. IF A CHOICE IS NOT SPECIFIED, THEY SHALL VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.


                     Date ___________________________, 2001

                     _____________________________________
                                    Signature

                     _____________________________________
                                    Signature

                     Name(s) should be signed exactly as
                     shown. Title should be added if
                     signing as executor, administrator,
                     trustee, etc.

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE.

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